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                                                                 EXHIBIT 23.1(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Warnaco Group, Inc. on Form S-3 (File No. 333-41415), on Form S-8 (File No. 33-58146) pertaining to The Warnaco Group, Inc. Amended and Restated 1988 Employee Stock Purchase Plan, on Form S-8 (File No. 33-58148) pertaining to The Warnaco Group, Inc. 1991 Stock Option Plan, on Form S-8 (File No. 33-59091) pertaining to The Warnaco Group, Inc. Amended and Restated 1993 Stock Plan, on Form S-8 (File No. 33-60091) pertaining to The Warnaco Group, Inc. Employee Savings Plan and on Form S-8 (File No. 33-60093) pertaining to the 1993 Stock Plan for Non-Employee Directors of our report dated March 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Designer Holdings Ltd. as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which are incorporated by reference in this Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.
New York, New York
April 3, 1998


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